Exhibit 5.1

DLA Piper LLP (US)
555 Mission Street, Suite 2400
San Francisco, CA 94105-2933
May 23, 2024
QT Imaging Holdings, Inc.
3 Hamilton Landing, Suite 160
Novato, CA 94949

Re:	Registration Statement on Form S-8 of QT Imaging Holdings, Inc.
Ladies and Gentlemen:
We have acted as counsel to QT Imaging Holdings, Inc., a Delaware corporation (the “Company”), in connection with the registration by the Company with the United States Securities and Exchange Commission (the “Commission”) of 2,358,093 shares of the common stock, par value $0.0001 per share, of the Company (the “Shares”), issuable from time to time pursuant to options or awards granted or to be granted in accordance with the Company’s 2024 Equity Incentive Plan (as it may be amended from time to time, the “Plan”), pursuant to a Registration Statement on Form S-8 filed by the Company with the Commission on May 23, 2024 (the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”). Capitalized terms used herein but not otherwise defined herein have the meanings ascribed to them in the Registration Statement.
This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.
We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below, including (i) the Second Amended and Restated Certificate of Incorporation of the Company, that is filed as Exhibit 3.1 to the Registration Statement; (ii) the Amended and Restated Bylaws of the Company, that are filed as Exhibit 3.2 to the Registration Statement; (iii) the Registration Statement; (iv) the Specimen Common Stock Certificate that is filed as Exhibit 4.1 to the Registration Statement; and (v) the Plan that is filed as Exhibit 99.1 to the Registration Statement. With respect to such examination, we have assumed, without independent investigation, (i) the genuineness of all signatures on all documents; (ii) that each individual executing any document, whether on behalf of such individual or an entity, is legally competent to do so; (iii) the due authority of the persons signing any document on behalf of a party (other than the Company); (iv) the authenticity and completeness of all documents submitted to us as originals; (v) the completeness and conformity to the originals of all documents submitted to us as certified or photostatic copies; (vi) that all public records reviewed or relied upon by us are true and complete; (vii) that all statements and information contained in any documents are true and complete; and (viii) that there has been no oral or written modification or amendments to any documents by action or omission of the parties or otherwise. We have also assumed that the offer and sale of the Shares complies and will comply in all respects with the terms, conditions and restrictions set forth in the Registration Statement and the Plan. The Company has represented to us and we have also assumed that the Company has reserved from its duly authorized but unissued and otherwise unreserved capital stock a sufficient number of shares of common stock for issuance under the Plan. We have also assumed that the Company will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved common stock, solely for the purpose of enabling it to issue the Shares in accordance with the Plan, the number of Shares which are then issuable and deliverable upon the exercise of options or the settlement of awards under the Plan. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon representations of certain officers and employees of the Company.
Based upon the foregoing, and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that, with respect to the Shares to be issued after the filing of the Registration Statement, the Shares are duly authorized and, when issued and delivered in accordance with the terms of the Plan and the respective grant or option terms, and upon receipt by the Company of the requisite consideration therefor, such Shares will be validly issued, fully paid and non-assessable.

The opinions contained herein are limited to the General Corporation Law of the State of Delaware (including the statutory provisions, all applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting the foregoing) and the federal laws of the United States of America, and we express no opinion as to the laws of any other state or jurisdiction. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction. The opinion expressed herein is limited to the matters set forth in this letter, and no other opinion should be inferred beyond the matters expressly stated.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to the use of our name as your counsel, and to all references made to us in the Registration Statement and in the prospectus forming a part thereof. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the Commission promulgated thereunder, or Item 509 of Regulation S-K.

Very truly yours,

/s/ DLA PIPER LLP (US)
DLA PIPER LLP (US)